UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 27, 2011

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 345 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   303-293-5563

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 27, 2011, Guaranty Bancorp (the “Company”) entered into a Series A Convertible Preferred Stock Transaction Agreement (the “Transaction Agreement”) with the principal holders of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), Patriot Financial Partners, L.P., Patriot Financial Partners Parallel, L.P., Relational Investors Mid-Cap Fund I, L.P., Relational Investors Mid-Cap Fund II, L.P. and Castle Creek Capital Partners IV, L.P. (the “Investors”), in connection with the early conversion of the Series A Preferred Stock (currently, the Series A Preferred Stock is not mandatorily convertible until August 11, 2014).  The Investors own approximately 85% of the outstanding shares of Series A Preferred Stock. Pursuant to the Transaction Agreement, (i) the Company will issue a special payment-in-kind (PIK) dividend in the aggregate amount of approximately 7,300 shares of Series A Preferred Stock to all holders of the Series A Preferred Stock (the “Special PIK Dividend”), with any fractional shares to be paid in cash, and (ii) immediately following payment of the Special PIK Dividend, all of the outstanding shares of Series A Preferred Stock will be mandatorily converted into shares of the Company’s voting common stock (“Voting Common Stock”) and, if necessary, non-voting common stock (“Non-Voting Common Stock”, and collectively with the Voting Common Stock, the “Common Stock”) at a conversion price of $1.50 per share (such transactions, collectively, the “Transaction”). As a result of the Transaction, the holders of Series A Preferred Stock are expected to receive, in the aggregate, approximately 51,902,000 shares of Common Stock.

Currently, each of Castle Creek Capital Partners IV, L.P. and its affiliates (“Castle Creek Fund IV”), on the one hand, and Relational Investors Mid-Cap Fund I, L.P., Relational Investors Mid-Cap Fund II, L.P. and their affiliates (collectively, “Relational”), on the other hand, have passivity commitments in place with the Board of Governors of the Federal Reserve System (“Federal Reserve Board”), which, among other things, limit their right to acquire the Voting Common Stock to 9.9% and 14.9% of the Company’s total outstanding Voting Common Stock. Pursuant to the Transaction, if (i) the shares of Series A Preferred Stock held by each of Castle Creek Fund IV and Relational would represent upon conversion more than 9.9% and 14.9%, respectively, of the outstanding shares of Voting Common Stock after giving effect to such conversion and taking into consideration any shares of Voting Common Stock otherwise beneficially owned by such Investor (the number of shares of Series A Preferred Stock representing shares of Voting Common Stock upon conversion in excess of such percentage, the “Excess Shares”) and (ii) any such Investor has not received written confirmation from the Federal Reserve Board of its non-control determination as to such Investor’s post-conversion ownership of the Company’s Voting Common Stock, then such Excess Shares will be converted instead into an equivalent number of shares of Non-Voting Common Stock.  In such a case, the Company expects to issue approximately 5,488,087 shares of Non-Voting Common Stock and 46,413,913 shares of Voting Common Stock pursuant to the Transaction.

In connection with the Transaction, the Investors have also agreed to proposed amendments to the Certificate of Designations for Series A Convertible Preferred Stock of Guaranty Bancorp to provide for the issuance of the Special PIK Dividend and the acceleration of the mandatory conversion of all Series A Preferred Stock into Common Stock immediately following the payment of the Special PIK Dividend (the “Charter Amendment”).

The Board of Directors of the Company approved the Transaction following the recommendation of a special committee of the Board of Directors (“Special Committee”) comprised of independent and disinterested members of the Company’s Board of Directors.  FIG Partners LLC, who served as the Special Committee’s independent financial advisor, issued a fairness opinion to the Special Committee that the terms associated with the Transaction, and its impact on the financial performance of the Company, are fair, from a financial point of view, to the common stockholders of the Company.

The consummation of the Transaction is subject to various conditions contained in the Transaction Agreement, including (1) regulatory approval and (2) stockholder approval by (a) the requisite vote of the outstanding shares of the Common Stock and Series A Preferred Stock (on an as-converted basis), voting as a single class, of all actions necessary to effectuate the Transaction that require approval by the Company’s stockholders under applicable law or requirements of a national securities exchange or any other matter that requires stockholder approval pursuant to the Transaction Agreement and (b) the affirmative vote of a majority of the outstanding shares of Common Stock (not including the Series A Preferred Stock or any other stock of the Company held by any holder of Series A Preferred Stock or its affiliates) (collectively, the “Stockholder Approval Matters”). The Company expects to call a special meeting of the stockholders of the Company to be held in September or October 2011 to consider and vote upon the Stockholder Approval Matters and the Charter Amendment.  Each of the Investors has agreed to vote or cause to be voted all of the Series A Preferred Stock and Common Stock held by it or its affiliates and entitled to vote on the Stockholder Approval Matters and the Charter Amendment in favor of the Stockholder Approval Matters and Charter Amendment.  The Company expects to consummate the Transaction immediately following the receipt of the necessary regulatory and stockholder approvals. The Company intends to solicit all other holders of Series A Preferred Stock to become a party to the Transaction Agreement, although the joinder of all other holders of Series A Preferred Stock to the Transaction Agreement is not a condition to the consummation of the Transaction.

If the Transaction is consummated, it is expected to increase the Tier 1 Capital and Leverage Ratios of the Company.  On a pro forma basis, assuming the Transaction had been consummated as of June 30, 2011, the Company’s Tier 1 Capital Ratio at June 30, 2011 would have increased to 15.04% from 9.00%.  Similarly, on a pro forma basis, the Leverage Ratio at June 30, 2011 would have increased to 11.22% from 6.71%.

This summary of the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement.

A copy of the Transaction Agreement, which includes as an exhibit thereto a form of Amended and Restated Certificate of Designations for Series A Convertible Preferred Stock, is attached as Exhibit 2.1 hereto and is incorporated herein by reference. Interested parties should read the Transaction Agreement in its entirety.

Item 3.02               Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

As described in Item 1.01 above, the Company will issue approximately 51,902,000 shares of Common Stock, in the aggregate, to the holders of Series A Preferred Stock upon consummation of the Transaction.  The issuance of such shares of Common Stock in the Transaction will be exempt from any registration under the Securities Act of 1933, as amended, in reliance on the registration exemption contained in Section 4(2) thereof. The Transaction Agreement is subject to various conditions and as such the Company can offer no assurances that the Transaction will close on the terms described herein, or at all.

Item 3.03               Material Modification to Rights of Security Holders.

The information responsive to Item 3.03 that is provided in Item 1.01 is incorporated herein by reference.

Important Information for Investors and Stockholders

The Transaction will be submitted to the Company’s stockholders for their consideration, and the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement to be used to solicit stockholder approval of the proposed transaction, as well as other relevant documents concerning the Transaction.  THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company, at the SEC’s Internet site (http://www.sec.gov).  Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement will also be provided to the Company’s stockholders, without charge, by directing a request to: Guaranty Bancorp, 1331 17th St., Suite 345, Denver, CO 80202, Attention: Investor Relations, or by telephone at (303) 296-5563 or by email at investor.relations@gbnk.com.

Participants in the Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the Transaction.  Information concerning persons who may be deemed participants in the solicitation of the Company’s stockholders under the rules of the SEC will be set forth in the proxy statement when it is filed with the SEC.

Forward Looking Statements

This Current Report contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following: failure to maintain adequate levels of capital and liquidity to support Company’s operations; the effect of the regulatory written agreement the Company and its bank subsidiary have entered into and potential future supervisory action against the Company or its bank subsidiary; general economic and business conditions in those areas in which the Company operates; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; ability to receive regulatory approval for our bank subsidiary to declare dividends to the Company; adequacy of our allowance for loan losses, changes in credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in governmental legislation or regulation, including, but not limited to, any increase in FDIC insurance premiums; changes in accounting policies and practices; changes in the deferred tax asset valuation allowance; changes in business strategy or development plans; changes in the securities markets; changes in consumer spending, borrowing and savings habits; the availability of capital from private or government sources; competition for loans and deposits and failure to attract or retain loans and deposits; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; political instability, acts of war or terrorism and natural disasters; and additional “Risk Factors” referenced in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as supplemented from time to time.  When relying on forward-looking statements to make decisions with respect to the Company, investors and others are cautioned to consider these and other risks and uncertainties.  The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made.  The forward-looking statements are made as of the date of this Current Report, and the Company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d)          Exhibits

The following exhibit is being filed herewith:

2.1                                 Series A Convertible Preferred Stock Transaction Agreement, dated July 27, 2011, among the Company and certain stockholders named therein (including Exhibit A - Form of Amended and Restated Certificate of Designations for Series A Convertible Preferred Stock).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

	By:	/s/ Paul W. Taylor
Name: Paul W. Taylor
Title: CEO and President

Date: July 29, 2011